UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2010

WOLFE CREEK MINING INC.
(Exact name of registrant as specified in its charter)

Delaware	333-149626	32-0218005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

114 S. Main Street Suite 201
Fond Du Lac
WI 54935-4229
 (Address of principal executive offices) (zip code)

(209) 881-3523
 (Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2009, Jeff Chartier, age 49, was elected to serve as the president of Wolfe Creek Mining, Inc. (the “Company”).  From October 2002 until December 2009, Mr. Chartier was the  President and Chief Executive Officer of Chartier Financial which provides expertise in securities brokerage, trading, and 401-K services.  Mr. Chartier attended UCLA.  As previously reported on a Current Report on Form 8-K which was filed with the Securities and Exchange Commission on November 25, 2009, on November 20, 2009, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") Green EnviroTech Acquisition Corp., which was a wholly-owned subsidiary of the Company, merged with and into Green EnviroTech Corp. (the “Merger”) resulting in Green EnviroTech Corp. becoming a wholly-owned subsidiary of the Company. Prior to the Merger, Green EnviroTech Corp. had issued Mr. Chartier 881,471shares of its common stock for services rendered to Green EnviroTech Corp.  Pursuant to the Merger Agreement, the Company issued approximately 3,000,004 shares of its common stock to the shareholders of Green EnviroTech Corp., of which Mr. Chartier was issued 399,601 shares.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFE CREEK MINING, INC.

Dated: January 19, 2010	By:	/s/ Gary M. De Laurentiis
Name: Gary M. De Laurentiis
Title: Chief Executive Officer